                                                                  EXHIBIT 3(i)


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             VISTA RESOURCES, INC.

                    ----------------------------------------
                     PURSUANT TO SECTION 245 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
                    ----------------------------------------

         The undersigned, Carl J. Simon, Vice President, Finance and Raymond J. Horowitz, Secretary of VISTA RESOURCES, INC. ("Corporation"), do hereby certify as follows:

         1. The name of the Corporation is VISTA RESOURCES, INC. The name of the Corporation under which it was formed was THE SEAGRAVE DELAWARE CORPORATION.

         2. The Certificate of Incorporation of the Corporation was filed by the Secretary of State of the State of Delaware on April 12, 1965.

         3. The amendments to and the restatement of the Certificate of Incorporation of the Corporation have been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote at a meeting of stockholders.



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

         4. The text of the Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended further and restated to read in full as follows:


         FIRST: The name of the corporation ("Corporation") is VISTA RESOURCES, INC.

         SECOND: The registered office of the Corporation is to be located at 229 South State Street, in the City of Dover, County of Kent and State of Delaware. The name of its resident agent at that address is United States Corporation Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is 4,000,000 shares, of which 1,000,000 shares shall be Preference Stock without par value, and 3,000,000 shares shall be Common Stock with a par value of $2.50 per share.

                 (b) The Preference Stock is to be issued in one or more series, with each series to have such designations, preferences, and relative, participating,




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optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of each series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions.

         The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

                 (1) The number of shares to constitute the series and the distinctive designation thereof;

                 (2) The amount or rate of dividend on the shares of the series, whether dividends shall be cumulative and, if so, from what date or dates;

                 (3) Whether the shares of the series shall be redeemable and, if redeemable, the terms and provisions upon which the shares of the series may be redeemed and the premium, if any, and any dividends accrued thereon which the shares of the series shall be entitled to receive upon the redemption thereof;

                 (4)      Whether the shares of the series shall


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be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of the shares for retirement and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                 (5) Whether the shares of the series shall be convertible into shares of any class or classes, with or without par value, or of any other series of the same class and, if convertible, the conversion price or prices or the rate at which the conversion may be made and the method, if any, of adjusting the same;

                 (6) The rights of the shares of the series in the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

                 (7) The restrictions, if any, on the payment of dividends upon, and the making of distributions to, any class of stock ranking junior to the shares of the series, and the restrictions, if any, on the purchase or redemption of the shares of any such junior class;

                 (8) Whether the series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

                 (9) Any other relative rights, preferences, and limitations of that series.


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                                  The holders of all series of Preference Stock
shall be entitled to receive, when and as declared by the Board of Directors, dividends fixed by the Board of Directors for the respective series, before any dividends shall be paid or declared upon the Common Stock of the Corporation with respect to the same dividend period. Whenever full cumulative dividends on the outstanding shares of all series of Preference Stock entitled to cumulative dividends for all previous quarterly dividend periods shall have been paid, and the full installment for the then current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, the Board of Directors may declare and pay dividends upon the Common Stock out of any assets or funds of the Corporation legally available for the declaration of dividends.

                          (c)     The holders of the Common Stock shall be
entitled to one vote for each share of Common Stock held. Notwithstanding the foregoing, if, at least 24 hours before any election of directors, any holder of any series of Preference Stock which has rights to vote for directors of the Corporation, or Common Stock requests in writing that the stockholders cumulate their votes in such election, each holder of any series of Preference Stock which has rights to vote for directors of the Corporation, and Common Stock shall be entitled to as many votes in such election as shall



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equal (1) the number of votes that he otherwise would be entitled to cast multiplied by (2) the number of directors to be elected. He may cast all of those votes for single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

                                  (d)      The amount of the authorized stock
of any class may be increased or decreased by the affirmative vote of the holders of a majority of the total number of outstanding shares of any series of Preference Stock entitled to vote, and of Common Stock, voting as a single class.

                          FIFTH:           The following provisions are
inserted for the management of the business and for the conduct of the affairs of the Corporation and for further defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

                                  (1)      Nominations for election of
directors may be made by the Board of Directors or a committee appointed by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting of stockholders provided that written notice of the stockholder's intent to make such nomination or nominations



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has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders, at least ninety days prior to the anniversary date of the immediately preceding annual meeting, (ii) with respect to an election to be held at a special meeting of stockholders called at the request of a stockholder, at least ninety days prior to the date of the special meeting, and (iii) with respect to an election to be held at a special meeting of stockholders other than a special meeting called at the request of a stockholder, prior to the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. The notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a statement that the stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be


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included in a proxy statement filed pursuant to the proxy rules of the
Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The election of the directors of the Corporation need not be by written ballot.

                 (2) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders and may not be effected by any consent in writing by the stockholders.

                 (3) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, without the assent or vote of the stockholders, to make, alter, or repeal the By-laws of the Corporation.

                 (4) In the absence of actual fraud, no contract or other transaction between the Corporation and any other corporation shall be impeached, affected or invalidated by the fact that directors of the Corporation are directors of such other corporation. In the absence of actual fraud, no contract or other transaction between the Corporation and any other corporation shall be impeached, affected or invalidated by the fact that such other


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

corporation may own substantially all, a majority, or part of the stock of the Corporation, nor shall any contract or other transaction between the Corporation and any other corporation, at least a majority of the stock of which having voting power is owned or controlled by the Corporation, in any case be void or voidable because of the fact that directors of the Corporation are directors of such other corporation, nor shall any such director be deemed interested in such contract or other transactions under any of the provisions of subdivision (5) of this Article FIFTH, nor shall any such director be liable to account because of such interest.

                 (5) Any director, individually, or any firm of which any director is a partner, or any corporation of which any director may be an officer, director, employee or holder of any amount of its capital stock may be party to or may be interested in any contract or transaction of the Corporation and, in the absence of actual fraud, no such contract or transaction shall be thereby affected, impeached or invalidated.

                          No director shall be liable to account to the
Corporation for any profit realized by him from or through any such transaction or contract of the Corporation by reason of his interest in such transaction or contract, provided that such contract or transaction shall be approved

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or ratified by the affirmative vote of directors who are not so interested constituting a majority of a quorum of directors present at a meeting of the Board of Directors of the Corporation having authority in the premises.

                 Directors interested in any contracts or transactions of the type described in the foregoing paragraph may be counted when present at meetings of the Board of Directors or of any committee for the purpose of determining the existence of a quorum to consider and vote upon any such contract or transaction. Any director whose interest in any such contract or transaction arises solely by reason of the fact that he is a stockholder, officer or creditor of such other company (or solely by reason of the fact that he is a director of such other company or partner in such firm where such dealing, contract or arrangement is made by officers or employees of the Corporation in the ordinary performance of their duties and without the actual participation of such director) shall not be deemed interested in such contract or other transaction under any of the provisions of this subdivision (5), nor shall any such contract or transaction be void or voidable, nor shall any such director be liable to account because of such interest.

                 (6) No contract or other transaction between the Corporation and any other corporation or firm which


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provides for the purchase and sale of securities or other property or for any other action for the Corporation upon terms not less favorable to the Corporation than those offered to others, shall in any case be void or voidable because of the fact that the directors of the Corporation are directors of such other corporation or partners in such firm, nor shall any director be deemed interested in such contract or other transaction under any of the provisions of subdivision (5) of this Article FIFTH, nor shall any such directors be liable to account because of such interest.

                 (7) Any contract or act that shall be approved or ratified by the vote of the holders of outstanding stock constituting a majority of the voting power given to all outstanding stock by this Certificate of Incorporation which is represented in person or by proxy at any annual meeting of stockholders or at any special meeting called for the purpose, among others, of considering the approval or ratification of the acts of officers and directors (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be valid and binding upon the Corporation and upon all its stockholders as though it had been approved or ratified by every stockholder of the Corporation.

         SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any



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class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such matter as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement, and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


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         SEVENTH:         Any person made a party to any civil or criminal
action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation or any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, and amounts paid in satisfaction of judgment or in settlement, other than amounts paid to the Corporation by him, actually and necessarily incurred by him or imposed in connection with or resulting from the defense of such civil or criminal action, suit or proceeding, or in connection with any appeal therein, except in a relation to matters as to which it shall be adjudged in such civil or criminal action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Neither a conviction in a criminal action, suit or proceeding whether based upon a plea of guilty or nolo contendere or its equivalent, or after trial, nor a settlement in any civil action, suit or proceeding shall of itself be deemed an adjudication that such officer, director or employee is liable for negligence or misconduct in the performance of his duties to the Corporation. Any amount payable pursuant to this Article SEVENTH may be determined and paid pursuant to procedure set forth from time to time in the By-laws or by any of the following procedures: (a)



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order of the court having jurisdiction of any such civil or criminal action, suit or proceeding, (b) resolution adopted by a majority of a quorum of the Board of Directors of the Corporation without counting in such majority any interested directors, (c) resolution adopted by the holders of record of a majority of the outstanding shares of capital stock of the Corporation having voting power, or (d) order of any court having jurisdiction over the Corporation. Such right of indemnification shall not be exclusive of any other right which such officers, directors and employees of the Corporation, and the other persons above mentioned, may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provisions of law or otherwise, as well as their rights under this Article SEVENTH. In connection with the foregoing, the Corporation may advance the expenses of defending any action under circumstances where it appears that it could reimburse the officer, director or his representative, provided, however, that such person shall be required to reimburse the Corporation for any expenses incurred on his behalf if he ultimately becomes ineligible for indemnification.

         EIGHTH: The provisions of Article FOURTH relating to the right of stockholders to cumulate their



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votes may be amended or repealed only upon the vote of the holders of three-fourths of the outstanding shares of each class of stock of the Corporation.

        IN WITNESS WHEREOF, we have signed this certificate this 27th day of May, 1986.


                                                /s/ Carl J. Simon
                                                -----------------------------
                                                    Carl J. Simon
                                                    Vice President, Finance


                                        ATTEST: /s/ Raymond J. Horowitz
                                                -----------------------------
                                                    Raymond J. Horowitz
                                                    Secretary






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                           CERTIFICATE OF AMENDMENT

                                    OF THE

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            VISTA RESOURCES, INC.

                ---------------------------------------------
                  ADOPTED IN ACCORDANCE WITH THE PROVISIONS
                OF SECTION 242 OF THE GENERAL CORPORATION LAW
                           OF THE STATE OF DELAWARE
                ---------------------------------------------

        We, Carl J. Simon, Vice President, Finance, and Raymond J. Horowitz, Secretary, of VISTA RESOURCES, INC. (the "Corporation"), do hereby certify as follows:

        FIRST, that the Restated Certificate of Incorporation of the Corporation has been amended as follows:

        By adding a new Article NINTH reading as follows:

                "NINTH: No director shall be personally liable to the Corporation or its stock-holders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corpo-ration or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (or any successor section) of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived


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                an improper personal benefit.  This
                Article NINTH shall not eliminate or
                limit the liability of a director for
                any act or omission occurring prior to
                the date when this Article NINTH becomes effective. Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such amendment or repeal or adoption of an inconsistent provision."

        SECOND, that such amendment to the Corporation's Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon at a meeting of Stockholders.

        IN WITNESS WHEREOF, Vista Resources, Inc. has caused this certificate to be signed by Carl J. Simon, its Vice President, Finance, and attested to by Raymond J. Horowitz, its Secretary, this 26th day of May, 1987.


                                VISTA RESOURCES, INC.


                                By: /s/ Carl J. Simon
                                    -----------------------
                                        Carl J. Simon
                                        Vice President, Finance


ATTEST:


/s/ Raymond J. Horowitz
-----------------------------------
    Raymond J. Horowitz, Secretary





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

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             VISTA RESOURCES, INC.



        ------------------------------------------------------------
                  Adopted in accordance with the provisions
                of Section 242 of the General Corporation Law
                          of the State of Delaware
        ------------------------------------------------------------



VISTA RESOURCES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:


FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments of the Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling for their consideration by the stockholders of the Corporation at the Annual Meeting of Stockholders.

SECOND: That the resolution setting forth the proposed amendment to Paragraph FOURTH, subparagraph (a) of the Restated Certificate of Incorporation is as follows:

         RESOLVED, that Paragraph FOURTH, subparagraph (a) of the Certificate of Incorporation of Vista Resources, Inc. be amended to read in its entirety as follows:

                 "(a) The total number of shares of stock which the Corporation shall have authority to issue is 28,000,000, of which 8,000,000 shares shall be Preference Stock, with a par value of $1.00, and 20,000,000 shares shall be Common Stock with a par value of $2.50."

THIRD: That the resolution setting forth the proposed amendment to Paragraph FOURTH, subparagraph (c) of the Restated Certificate of Incorporation is as follows:

         RESOLVED, that Paragraph FOURTH, subparagraph (c) of the Certificate of Incorporation of Vista Resources, Inc. be amended to read in its entirety as follows:


                 "(c) The holders of the Common Stock shall be entitled to one vote for each share of Common Stock held."

FOURTH: That the resolution setting forth the proposed amendment to Paragraph FIFTH, subparagraph (2) of the Restated Certificate of Incorporation is as follows:

         RESOLVED, that Paragraph FIFTH, subparagraph (2) of the Certificate of Incorporation of Vista Resources, Inc. be amended by deleting subparagraph (2) in its entirety and by substituting in lieu thereof the following:

                 "RESERVED."

FIFTH: That thereafter, the Annual Meeting of Stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute and the Restated Certificate of Incorporation of the Corporation were voted in favor of the amendments.

SIXTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Vista Resources, Inc. has caused this certificate to be signed by Robert S. Prather, Jr., its President, and Kenneth Robert Draughon, its Secretary, this 29th day of June, 1989.


                                           VISTA RESOURCES, INC.


                                           By: /s/ Robert S. Prather, Jr.
                                               -------------------------------
                                               Robert S. Prather, Jr.
                                               President

ATTEST:


/s/ Kenneth Robert Draughon
------------------------------
Kenneth Robert Draughon
Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                          SEAGRAVE TANNERY CORPORATION

                                      INTO

                             VISTA RESOURCES, INC.


         Vista Resources, Inc., a corporation organized and existing under and the laws of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That this corporation was incorporated on the 12th day of April, 1965, pursuant to the provisions of the General Corporation Law of the State of Delaware.

         SECOND: That this corporation owns all of the outstanding shares of common stock of Seagrave Tannery Corporation, a corporation incorporated on the 3rd day of February, 1970, pursuant to the General Corporation Law of the State of Delaware.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of the Board of Directors as of the 16th day of October, 1989, determined to and did merge into itself said Seagrave Tannery Corporation.


         RESOLVED, That Vista Resources, Inc. merge, and it hereby does merge into itself Seagrave Tannery Corporation, and assumes all of its obligations; and

         FURTHER RESOLVED, That the merger shall be filed with the Secretary of State of Delaware and become effective as of December 31, 1989; and be it

         FURTHER RESOLVED, That the proper officers of this corporation be, and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Seagrave Tannery Corporation, and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of Kent County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

         FOURTH: Anything herein or elsewhere to the contrary notwithstanding this merger may be terminated and abandoned by the Board of Directors of Vista Resources, Inc. at any time prior to the date of filing the merger with the Secretary of State.

         IN WITNESS WHEREOF, said Vista Resources, Inc. has caused this certificate to be signed by Robert S. Prather, Jr., its President, and attested by Kenneth Robert Draughon, its Secretary, this 16th day of October, 1989.


                                           VISTA RESOURCES, INC.


                                           By /s/ Robert S. Prather, Jr.
                                              -------------------------------
                                              Robert S. Prather, Jr.
                                              President

ATTEST:


By /s/ Kenneth Robert Draughon
   ------------------------------
   Kenneth Robert Draughon
   Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                            SAUVAGE LEATHERS LIMITED

                                      INTO

                             VISTA RESOURCES, INC.


         Vista Resources, Inc., a corporation organized and existing under and the laws of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That this corporation was incorporated on the 12th day of April, 1965, pursuant to the provisions of the General Corporation Law of the State of Delaware.

         SECOND: That this corporation owns all of the outstanding shares of common stock of Sauvage Leathers Limited, a corporation incorporated on the 6th day of September, 1974, pursuant to the Business Corporation Law of the State of New York.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of the Board of Directors, as of the 16th day of October, 1989, determined to and did merge into itself said Sauvage Leathers Limited.

         RESOLVED, That Vista Resources, Inc. merge, and it hereby does merge into itself Sauvage Leathers Limited, and assumes all of its obligations; and

         FURTHER RESOLVED, That the merger shall be filed with the Secretary of State of Delaware and become effective as of December 31, 1989; and be it

         FURTHER RESOLVED, That the proper officers of this corporation be, and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolution to merge said Sauvage Leathers Limited, and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of Kent County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

      FOURTH: Anything herein or elsewhere to the contrary notwithstanding this merger may be terminated and abandoned by the Board of Directors of Vista Resources, Inc. at any time prior to the date of filing the merger with the Secretary of State.

      IN WITNESS WHEREOF, said Vista Resources, Inc. has caused this certificate to be signed by Robert S. Prather, Jr., its President, and attested by Kenneth Robert Draughon, its Secretary, this 16th day of October, 1989.




                                      VISTA RESOURCES, INC.


                                      By /s/ Robert S. Prather, Jr.
                                        ------------------------------------
                                        Robert S. Prather, Jr.
                                        President




ATTEST:


By /s/ Kenneth Robert Draughon
   ---------------------------------
   Kenneth Robert Draughon
   Secretary

                     CERTIFICATE OF OWNERSHIP AND MERGER

                                   MERGING

                          NORTHEASTERN TANNERY, INC.

                                    INTO

                            VISTA RESOURCES, INC.

     Vista Resources, Inc., a corporation organized and existing under the laws of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 12th day of April, 1965, pursuant to the provision of the General Business Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all the outstanding shares of common stock of Northeastern Tannery, Inc., a corporation incorporated on the 11th day of June, 1984, pursuant to the Maine Business Corporation Law.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of the Board of Directors as of the 1st day of August, 1991, determined to and did merge into itself said Northeastern Tannery, Inc.:

         RESOLVED, That Vista Resources, Inc. merge, and it hereby does merge into itself Northeastern Tannery, Inc., and assumes all of its obligations; and

         FURTHER RESOLVED, That the merger shall be filed with the Secretary of State of Delaware and become effective as of September 30, 1991; and be it

         FURTHER RESOLVED, That the proper officers of this corporation be, and they hereby are, directed to make and execute the Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Northeastern Tannery, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware and certified copies recorded as appropriate and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

         FOURTH: Anything herein or elsewhere to the contrary notwithstanding this merger may be terminated and abandoned by the Board of Directors of Northeastern Tannery, Inc. at any time prior to the date of filing the merger with the Secretary of State.
         IN WITNESS WHEREOF, said Vista Resources, Inc. has caused this certificate to be signed by Samuel W. Norwood III, its President, and attested by Mildred H. Hutcheson, its Assistant Secretary, this 1st day of August, 1991.


                                               VISTA RESOURCES, INC.


                                               By  /s/ Samuel W. Norwood III
                                                   -------------------------
                                                   Samuel W. Norwood III
                                                   President


ATTEST:



By   /s/ Mildred H. Hutcheson
     ------------------------
     Mildred H. Hutcheson
     Assistant Secretary

STATE OF GEORGIA                  )
                                  ) ss:
COUNTY OF FULTON                  )


         I, Pamela Elizabeth Muller, a Notary Public, do hereby certify that on this 1st day of August, 1991, personally appeared before me Samuel W. Norwood III and Mildred H. Hutcheson, who being by me first duly sworn, declare that they are the President and Assistant Secretary of Vista Resources, Inc., and that they executed the foregoing document as President and Assistant Secretary of Vista Resources, Inc. and that the statements therein contained are true.



                                                 /s/ Pamela Elizabeth Muller
                                                 ---------------------------
                                                 Pamela Elizabeth Muller
                                                 State at Large



My Commission Expires:

Notary Public, Fulton County, Georgia
My Commission Expires May 9, 1994
   ----------------------------------


(Seal)

                  CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                     AND

                              REGISTERED OFFICE

                                  * * * * *

         Vista Resources, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:
         The present registered agent of the corporation is United States Corporation Company, 32 Loockerman Square, Suite L-100, Dover, Delaware 19901 and the present registered office of the corporation is in the county of Kent.
         The Board of Directors of Vista Resources, Inc. adopted the following resolution on the 17th day of December, 1991.
                 Resolved, that the registered office of

         in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

         IN WITNESS WHEREOF, Vista Resources, Inc. has caused this statement to be signed by Kenneth Robert Draughon, its Vice President and attested
         by Mildred H. Hutcheson, its Assistant Secretary this         day of
                , 19   .

                                               By  /s/ Kenneth Robert Draughon
                                                   ---------------------------
                                                   Vice President

ATTEST:

By       /s/ Mildred H. Hutcheson
         ------------------------
         Assistant Secretary

                     CERTIFICATE OF OWNERSHIP AND MERGER

                                   MERGING

                           DUNKIRK SPORTSWEAR, INC.

                                     INTO

                            VISTA RESOURCES, INC.


         Vista Resources, Inc., a corporation organized and existing under the laws of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That this corporation was incorporated on the 12th day of April, 1965, pursuant to the provision of the General Business Corporation Law of the State of Delaware.

         SECOND: That this corporation owns all the outstanding shares of common stock of Dunkirk Sportswear, Inc., a corporation incorporated on the 14th day of December, 1982, pursuant to the Massachusetts Business Corporation Law.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of the Board of Directors as of the 17th day of January, 1992, determined to and did merge into itself said Dunkirk Sportswear, Inc.:

         RESOLVED, That Vista Resources, Inc. merge, and it hereby does merge into itself Dunkirk Sportswear, Inc. and assumes all of its obligations; and

         FURTHER RESOLVED, That the merger shall be filed with the Secretary of State of Delaware and become effective as of March 31, 1992; and be it

         FURTHER RESOLVED, That the proper officers of this corporation be, and they hereby are, directed to make and execute the Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Dunkirk Sportswear, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware and certified copies recorded as appropriate and to do all acts and things whatsoever; whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

         FOURTH: Anything herein or elsewhere to the contrary notwithstanding this merger may be terminated and abandoned by the Board of Directors of Dunkirk Sportswear, Inc. at any time prior to the date of filing the merger with the Secretary of State.
         IN WITNESS WHEREOF, said Vista Resources, Inc. has caused this certificate to be signed by Samuel W. Norwood III, its President, and attested by Mildred H. Hutcheson, its Assistant Secretary, this 17th day of January, 1992.


                                               VISTA RESOURCES, INC.


                                               By  /s/ Samuel W. Norwood III
                                                   -------------------------
                                                   Samuel W. Norwood III
                                                   President


ATTEST:


By    /s/ Mildred H. Hutcheson
      ------------------------
      Mildred H. Hutcheson
      Assistant Secretary

STATE OF GEORGIA                  )
                                  ) ss:
COUNTY OF FULTON                  )


         I, Pamela Elizabeth Muller, a Notary Public, do hereby certify that on this 17th day of January 17, 1992, personally appeared before me Samuel W. Norwood III and Mildred H. Hutcheson, who being by me first duly sworn, declare that they are the President and Assistant Secretary of Vista Resources, Inc. and that they executed the foregoing document as President and Assistant Secretary of Vista Resources, Inc. and that the statements therein contained are true.



                                                /s/ Pamela Elizabeth Muller
                                                ---------------------------
                                                Pamela Elizabeth Muller
                                                State at Large



My Commission Expires:

Notary Public, Fulton County, Georgia
My Commission Expires May 9, 1994
-------------------------------------


(Seal)

                     CERTIFICATE OF OWNERSHIP AND MERGER
                                   MERGING
                           FUQUA ENTERPRISES, INC.
                                     INTO
                            VISTA RESOURCES, INC.
   (Pursuant to Section 253 of the General Corporation Law of the State of Delaware)


         Vista Resources, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Corporation owns all of the outstanding shares of capital stock of Fuqua Enterprises, Inc., a Delaware corporation.

         THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on August 23, 1995, determined to effect a merger of Fuqua Enterprises, Inc. into itself (the "Merger"), with the Corporation being the surviving corporation, on the conditions set forth in such resolutions:

         WHEREAS: The Board of Directors of Vista Resources, Inc. (the "Corporation") believes that it is in the best interests of the Corporation and its stockholders that the Corporation's name be changed to "Fuqua Enterprises, Inc." by forming a wholly-owned subsidiary, merging the subsidiary with and into the Corporation under
         Section 253 of the Delaware General Corporation Law, and having the name of the Corporation changed to "Fuqua Enterprises, Inc." in the merger;

         NOW, THEREFORE, BE IT RESOLVED, That the officers of the Corporation are authorized to form a wholly-owned subsidiary of the Corporation to be merged with and into the Corporation (the "Subsidiary");

         FURTHER RESOLVED, That the officers of the Corporation are authorized to merge the Subsidiary with and into the Corporation pursuant to a certificate of ownership and merger in substantially the form of Exhibit A attached hereto, but with such changes as may be approved by any officer of the Corporation, as evidenced by such officer's execution of such certificate of ownership and merger (the "Certificate");

         FURTHER RESOLVED, That the terms of the merger of the Subsidiary with and into the Corporation (the "Merger") shall be as follows:

         1. Merger. As of the Effective Time (as defined below), the Subsidiary shall be merged with and into the Corporation, with the Corporation being the surviving corporation. The surviving corporation as it shall exist after the Effective Time shall be referred to hereinafter as the "Surviving Corporation."

         2. Effective Time. The Effective Time shall be 5:00 P.M. on September 8, 1995.

         3. Conversion of Shares of the Subsidiary. At the Effective Time, each of the shares of common stock of the Subsidiary presently issued and outstanding shall be cancelled and retired and shall cease to be outstanding, and no shares of common stock or other securities of the Surviving Corporation shall be issued in respect thereof.

         4. Conversion of Shares of the Corporation. At the Effective Time, each of the shares of common stock of the Corporation presently issued and outstanding shall remain outstanding as one fully paid and nonassessable share of common stock of the Surviving Corporation.

         5.      Share Certificate Procedures.  At the Effective Time:

                 (a) The Surviving Corporation shall mark the certificate or certificates formerly representing all of the outstanding shares of common stock of the Subsidiary as cancelled.

                 (b) Each certificate formerly representing shares of common stock of the Corporation shall thereafter represent shares of common stock of the Surviving Corporation.

         6. Certificate of Incorporation. The Certificate of Incorporation as it exists at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation following the Effective Time unless and until the same shall be amended or repealed in accordance with the provisions thereof; provided, however, that as of the Effective Time the name of the Corporation shall be changed to "Fuqua Enterprises, Inc."

         7. Bylaws. The Bylaws of the Corporation as they exist at the Effective Time shall be the Bylaws of the Surviving Corporation following the Effective Time unless and until the same shall be amended or repealed in accordance with the provisions thereof.

         8. Board of Directors and Officers. The members of the Board of Directors and the officers of the Surviving Corporation immediately after the Effective Time shall be those persons who were members of the Board of Directors and officers, respectively, of the Corporation immediately prior to the Effective Time, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Bylaws of the Surviving Corporation, or until their respective successors are elected and qualified.

         9. Rights and Liabilities of Surviving Corporation. At and after the Effective Time, for all purposes the separate existence of the constituent corporations other than the Surviving Corporation shall cease and the constituent corporations shall be merged into the Corporation and the Surviving Corporation shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and being subject to all the restrictions, disabilities and duties of each of such corporations so merged; and all and singular, the rights, privileges, powers, and franchises of each of said corporations, and all property, real, personal, and mixed, and all debts due to any of said constituent corporations on whatever account, as well for stock subscriptions as all others things in action or belonging to each of such corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective constituent corporations, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in any of such constituent corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of said constituent corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as of said debts, liabilities and duties had been incurred or contracted by it.

         FURTHER RESOLVED, That as of the Effective Time the name of the Corporation shall be changed to "Fuqua Enterprises, Inc.",

         FURTHER RESOLVED, That the officers of the Corporation are authorized to make appropriate arrangements for stock certificates reflecting the new name of the Corporation, including the selection of a new form of stock certificate and, if necessary because new stock certificates are not available at the time of the name change, the stamping of the new name of the Corporation on the Corporation's current form of stock certificate (all in compliance with New York Stock Exchange and other applicable regulations);

         FURTHER RESOLVED, That the officers of the Corporation are authorized to make arrangements for a new corporate seal reflecting the new name of the Corporation;

         FURTHER RESOLVED, That the officers of the Corporation are authorized and directed by and on behalf of the Corporation to prepare, execute, deliver and file any and all other agreements, amendments, certificates, instruments, and documents of any nature whatsoever and to take all such actions and to do all such things, as they, in their discretion, deem to be necessary or desirable to effect the purpose and intent of the above resolutions, including the preparation and delivery of such other documents as may be required by the New York Stock Exchange, Inc. in connection with the name change, and

         FURTHER RESOLVED, That any and all actions previously taken by the Corporation or its officers in connection with the transactions contemplated by these resolutions are hereby approved and ratified.



         FOURTH: That the above resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

         FIFTH: That upon the effective date and time of the Merger the name of the surviving corporation shall be "Fuqua Enterprises, Inc."

         SIXTH: The Merger shall become effective at 5:00 P.M. on September 8, 1995.

         IN WITNESS WHEREOF, Vista Resources, Inc. has caused this certificate to be signed by its duly authorized officer this 23rd day of August, 1995.



                                           VISTA RESOURCES, INC.


                                           /s/ L.P. Klamon
                                           ----------------------
                                           L.P. Klamon, President


ATTEST:


/s/ Mildred H. Hutcheson
-----------------------------------------
Mildred H. Hutcheson, Corporate Secretary